UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2012

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32833

(Commission File Number)

41-2101738

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant’s under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2012, the board of directors of TransDigm Group Incorporated fixed the number of directors at eight and elected John Staer to the board of directors to fill the newly created vacancy. Mr. Staer will be a Class I director with a term expiring in 2014.

Mr. Staer is the Chief Executive Officer of Satair A/S, a subsidiary of Airbus (“Satair”), and a distributor of aerospace products, including parts manufactured by subsidiaries of the Company. In fiscal 2011, Satair purchased parts from subsidiaries of the Company with an aggregate purchase price of approximately $50 million, representing approximately 4% of the Company’s gross revenue. In addition, in April 2011, the Company sold its Aero Quality Sales division to Satair for approximately $32 million in cash.

The board of directors has determined that Mr. Staer is not independent under applicable listing standards of the New York Stock Exchange because of Mr. Staer’s position with Satair, including the fact that W. Nicholas Howley, Chairman and Chief Executive Officer of the Company, served on the compensation committee of the board of directors of Satair through October 2011. Mr. Howley resigned from the board in connection with Airbus’ acquisition of Satair. Because Mr. Staer is not independent in accordance with applicable listing standards, he is not expected to serve on any board committees.

As the Chief Executive Officer of Satair, which was formerly listed on the Copenhagen Stock Exchange prior to its acquisition by Airbus, Mr. Staer was deemed to be a valuable addition to the board of directors because of his industry experience, international experience (including extensively in Europe and the Pacific Rim), mergers and acquisitions experience and finance background, notwithstanding the fact that he is not deemed independent under the applicable New York Stock Exchange rules.

There are no arrangements or understandings between Mr. Staer and any other person pursuant to which he was selected as a director. Mr. Staer will receive compensation for his services on the Company’s board of directors in accordance with the Company’s standard compensation arrangements for non-employee directors as set forth on page 7 of the Company’s proxy statement for its 2012 annual meeting.

The press release announcing Mr. Staer’s election to the Company’s board of directors is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. 99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Gregory Rufus, Executive Vice
President, Chief Financial Officer and Secretary

Date: January 25, 2012